EXHIBIT 10.19

LOAN AGREEMENT

This LOAN AGREEMENT between Federated Rural Electric Ass’n, a Minnesota cooperative corporation (Lender), and Heron Lake BioEnergy, LLC, a Minnesota limited liability company (Borrower) is made and executed as of the day of December 28, 2007.

COVENANTS

1.                                       The Borrower covenants that the loan proceeds shall be used solely to (a) finance equipment for an ethanol facility as set forth in the Borrower’s application to the Lender or (b) to reimburse short-term financing and expenditures for the Approved Purpose.  The Borrower further covenants that the proceeds of this loan shall not be used to finance any costs or retire any indebtedness incurred for the Approved Purpose prior to Rural Business-Cooperative Service (RBS) receipt on June 17, 2005 of the Application Materials.

2.                                       The Borrower shall provide record of binding commitments for supplemental financing in the approximate amount of $105,793,844 that is necessary, in addition to the Loan proceeds, to ensure completion of the project.

3.                                       The Borrower shall provide a final draft version of an approving legal opinion, in the form of a typical opinion given to a lender in the State of Minnesota in commercial loan transactions, opining as to the legal authority of the Borrower to execute the promissory note and perform its obligations under this LOAN AGREEMENT.

4.                                       The Lender shall provide to RBS a copy of the executed Loan Agreement, including the lower tier debarment certification, the Promissory Note, and any Security Agreement, together with the legal opinion rendered by the Borrower.

5.                                       The Borrower shall provide to the Lender an itemized list, with attached invoices, receipts, bills of sale, and other evidence that shows the expenditures made on the project for the Approved Purpose using the proceeds of the Loan from the Lender upon completion of the project, or by the first anniversary of the date of the advance of the funds to the Borrower, whichever occurs first.

6.                                       This LOAN AGREEMENT executed by an authorized official of the Borrower certifies that the proceeds of the rural economic development loan from Federated Rural Electric Ass’n were expended on the approved purposes shown on the list and the attached invoices, receipts, bills of sale, and other evidence representing the items shown on the list.

7.                                       The Lender shall maintain a copy of this certified list and attachments at its premises for review by RBS representatives, auditors, or others conducting a review or audit of the Lender and the expenditure of the proceeds of the Loan.  The Lender is also required to submit a duplicate certified listing of the expenditures and attachments to RBS for its files.

8.                                       The Borrower shall also expend the loan funds, which were provided from the proceeds of the Loan on the Approved Purposes by the second anniversary of the date of the advance of funds to the Borrower, or such later date as RBS may approve in writing.  Funds that have not been expended by the second anniversary date of the advance of funds to the Borrower, or such later date.  as RBS has approved, must be returned to the Lender.  The Lender shall return as a prepayment on the RBS note all unexpended funds that the Borrower returns to the Lender under the terms of the Lender’s Agreement.

9.                                       The Borrower shall provide to the Lender a Management Representation Letter certifying to the statements required in the Letter of Agreement from RBS to Federated Rural Electric Ass’n.  (See Exhibit A)

IN WITNESS WHEREOF, Debtor has executed and delivered to Lender this Loan Agreement as of the date and year first above written.

Heron Lake BioEnergy, LLC
(Borrower)

By:	/s/ Robert J. Ferguson
Mr. Robert Ferguson
President

and;

Federated Rural Electric Ass’n
(Lender)

By:	/s/ Richard G. Burud
Richard G. Burud
General Manager

HERON LAKE BIO ENERGY

SUPPLEMENTAL FINANCING:

	Source of Funds:	Amount:

1.	Member Equity	$49,427,000

2.	AgStar Financial Services	$64,583,000

3.	Grants	$350,000

4.	Interest	$1,300,000

	TOTAL	$115,660,000

I certify that the funding listed above has been obtained or has been committed to the project described in the Rural Economic Development Loan and Grant Program application materials submitted to FEDERATED RURAL ELECTRIC and the Rural Business-Cooperative Service.

/s/ Robert J. Ferguson
Signature of Authorized Official	Date
of Ultimate Recipient

President HLBE
Title

[Attach evidence of availability of financing or binding commitments]

U.S. DEPARTMENT OF AGRICULTURE

Certification Regarding Debarment, Suspension, Ineligibility
and Voluntary Exclusion - Lower Tier Covered Transactions

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 7 CFR Part 3017, Section 3017.510, Participants’ responsibilities.  The regulations were published as Part IV of the January 30, 1989, Federal Register (pages 4722-4733).  Copies of the regulations may be obtained by contacting the Department of Agriculture agency with which this transaction originated.

(BEFORE COMPLETING CERTIFICATION, READ INSTRlUCI10NS ON REVERSE)

(1)           The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2)           Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Heron Lake BioEnergy, LLC
Organization Name	PR/Award Number or Project Name

Robert Ferguson, President
Name(s) and Title(s) of Authorized Representative(s)

/s/ Robert J. Ferguson
Signature(s)	Date

USDA	Position 3	FORM APPROVED
Form RD 400-4		OMB No. 0575-0018
(Rev. 3-97)

ASSURANCE AGREEMENT

(Under Title VI, Civil Rights Act of 1964)

The Heron Lake BioEnergy, LLC
(name of recipient)

91246 390th Avenue, Heron Lake, MN 56137
(address)

(“Recipient” herein) hereby assures the U.S. Department of Agriculture that Recipient is in compliance with and will continue to.  comply with Title V1 of tile Civil Rights Act of 1964 (42 USC 2000d et. seq.), 7 CPR Part 15, and Rural Housing Service, Rural Business-Cooperative Service, Rural Utilities Service, or the Farm Service Agency, (hereafter known as the” Agency”) regulations promulgated thereunder, 7 C.P.R. § 190 1.202.  In accordance with that Act and the regulations referred to above, Recipient agrees that in connection with any program or activity for which Recipient receives Federal financial assistance (as such term is defined -in 7 C.P.R. § 14.2) no person in the United States shall, on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination.

1.                                       Recipient agrees that any transfer of any aided facility, other than personal property, by sale, lease or other conveyance of contract, shall be, and shall be made expressly, subject to the obligations of this agreement and transferee’s assumption thereof.

2.                                       Recipient shall:

(a)                                  Keep such records and submit to the Government such timely, complete, and accurate information as the Government may determine to be necessary to ascertain our/my compliance with this agreement and the regulations.

(b)                                 Permit access by authorized employees of the Agency or the U.S.  Department of Agriculture during normal business hours to such books, records, accounts and other sources of information and its facilities as may be pertinent to ascertaining such compliance.

(c)                                  Make available to users, participants, beneficiaries and other interested persons such information regarding the provisions of this agreement and the regulations, and in such manner as the Agency or the U.S. Department of Agriculture finds necessary to inform such persons of the protection assured them against discrimination.

3.                                       The obligations of this agreement shall continue:

(a)                                  As to any real property, including any structure, acquired or improved with the aid of the Federal financial assistance, so long as such real property is used for the purpose for which tile Federal financial assistance is made or for another purpose which affords similar-services or benefits, or for-as long as the Recipient retains ownership or possession of the property, whichever is longer.

(b)                                 As to any personal property acquired or improved with the aid of the Federal financial assistance, so long as Recipient retains ownership or possession of the property.

(c)                                  As to any other aided facility or activity, until the last advance of funds under the loan or grant has been made.

4.                                       Upon any breach or violation this agreement the Government may, at its option:

(a)                                  Terminate or refuse to render or continue financial assistance for the aid of the• property, facility, project, service or activity.

(b)                                 Enforce this agreement by suit for specific performance or by any other available remedy under the laws of the United States or the State in which the breach or violation occurs.

Rights and remedies provided for under this agreement shall be cumulative.

In witness whereof,	Heron Lake BioEnergy, LLC	on this
(name of recipient)

date has caused this agreement to be executed by its duly authorized officers and its seal affixed hereto, or if a natural person, has hereunto executed this agreement.

Heron Lake Bioenergy
Recipient

/s/ Robert J. Ferguson
Date

Attest:		President
	Title	Title

Form RD 400-1	FORM APPROVED
(Rev 5-00)	OMB No. 0575-0018

UNITED STATES DEPARTMENT OF AGRICULTURE

EQUAL OPPORTUNITY AGREEMENT

This agreement, dated                                                                                                       between Heron Lake BioEnergy, LLC (herein called “Recipient” whether one or more) and United States Department of Agriculture (USDA), pursuant to the rules and regulations of the Secretary of Labor (herein called the ‘Secretary’) issued under the authority of Executive Order 11246 as amended, witnesseth:

In consideration of financial assistance (whether by a loan, grant, loan guaranty, or other form of financial assistance) made or to be made by the USDA to Recipient, Recipient hereby agrees, if the cash cost of construction work performed by Recipient or a construction contract financed with such financial assistance exceeds $10,000 — unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965.

1.                                       To incorporate or cause to be incorporated into any contract for construction work, or modification thereof, subject to the relevant rules, regulations, and orders of the Secretary or of any prior authority that remain in effect, which is paid for in whole or in part with the aid of such financial assistance, the following “Equal Opportunity Clause”:

During the performance of this contract, the contractor agrees as follows:

(a)                                  The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin.  The contractor will take affirmative action.  To ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin.  Such action shall include, but not be limited, to the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination; rates of payor other forms of compensation; and selee1ion for training, including apprenticeship.  The contractor agrees to post in conspicuous places, available to employees and applicants for employment notices to be provided by the USDA setting forth the provisions of this nondiscrimination clause.

(b)                                 The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

(c)                                  The contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the USDA, advising the said labor union or workers’ representative of the contractor’s commitments under this agreement and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

(d)                                 The contractor will comply with all provisions of Executive Order 11246 of September 24, 1965, and of all rules, regulations and relevant orders of the Secretary of Labor.

(e)                                  The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965, rules, regulations, and orders, or pursuant thereto, and will permit access to his books, records, and accounts by the USDA Civil Rights Office, and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

(f)                                    In the event of the contractor’s noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be cancelled, terminated, or suspended in whole or in part and the contractor may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by Law.

(g)                                 The contractor will include the provisions of paragraph 1 and paragraph (a) through (g) in every subcontract or purchase order, unless exempted by the rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor.  The contractor will take such action with respect to any subcontract or purchase order as the USDA may direct as a means of enforcing such provisions, including sanctions for noncompliance: Provided, however, that in the event the contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the USDA, the contractor may request the United States to enter into such litigation to protect the interest of the United States.

According to the Paperwork Reduction Act of 1995, an agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid OMB control number.  The valid OMB control number for this information collections is 0575-0018.  The time required to complete this information collection is estimated to average 10 minutes per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.

RD 400-1 (Rev. 5-00)

Position 6

2.                                       To be bound by the above equal opportunity clause with respect to its own employment practices when it participates in federally assisted construction work: Provided, that if the organization so participating is a State or local government, the above equal opportunity clause is not applicable to any agency, instrumentality or subdivision of such government which does not participate in work on or under the contract.

3.                                       To notify all prospective contractors to file the required ‘Compliance Statement,’ Form RD 400-6, with their bids.

4.                                       Form AD-425, Instructions to Contractors, will accompany the notice of award of the contract.  Bid conditions for all nonexempt federal and federally assisted construction contracts require inclusion of the appropriate “Hometown” or “Imposed” plan affirmative action and equal employment opportunity requirements.  All bidders must comply with the bid conditions contained in the invitation to be considered responsible bidders and hence eligible for the award.

5.                                       To assist and cooperate actively with USDA and the Secretary in obtaining the compliance of contractors and subcontractors with the equal opportunity clause and the rules, regulations, and relevant orders of the Secretary, that it will furnish USDA and the Secretary such information such as, but not litigated to, Form AD 560, Certification of Non-segregated Facilities, to submit the Monthly Employment Uti1ization Report, Form CC-257, as they may require for the supervision of such compliance, and that it will otherwise assist USDA in the discharge of USDA’s primary responsibility for securing compliance.

6.                                       To refrain from entering into any contract or contract modification subject to Executive Order 11246 of September 24, 1965, with a contractor debarred from, or who has not demonstrated eligibility for, Government contracts and federally assisted construction contracts pursuant to the Executive Order and will carry out such sanctions and penalties for violation of the equal opportunity clause as may be imposed upon contractors and subcontractors by USDA or the Secretary of Labor pursuant to Part IT, Subpart D, of the Executive Order.

7.                                       That if the recipient fails or refuses to comply with these undertakings, the USDA may take any or all of the following actions:  Cancel, terminate, or suspend in whole or in part this grant (contract, loan, insurance, guarantee); refrain from extending any further assistance to the organization under the program with respect to which the failure or refund occurred until satisfactory assurance of future compliance has been received from such organization; and refer the case to the Department of Justice for appropriate legal proceedings.

Signed by the Recipient on the date first written above.

/s/ Robert J. Ferguson
Recipient	Recipient

Heron Lake BioEnergy, LLC
(CORPORATE SEAL)	Name of Corporate Recipient

Attest:	By Robert J. Ferguson
President

Secretary

HERON LAKE BIOENERGY, LLC

Exhibit B to Letter of Agreement:

MANAGEMENT REPRESENTION LETTER

1.                                       Loan funds were not used to assist projects of which any director, officer, general manager, or significant stockholder of FEDERATED RURAL ELECTRIC, or close relative thereof, is an owner, or which would create a conflict of interest or the appearance of a conflict of interest.

2.                                       Loan funds were not expended for site development, the destruction or alteration of buildings, or other activities that would adversely affect the environment or limit the choice of reasonable alternatives prior to satisfying the requirements of 7 CFR Section 1703.32, Environmental Requirements.

3.                                       Loan funds were not expended to purchase or lease any real property, materials, equipment, or services from FEDERATED RURAL ELECTRIC, its subsidiary, an affiliate of FEDERATED RURAL ELECTRIC, or significant stockholders, officers, managers or directors of FEDERATED RURAL ELECTRIC, or close relatives thereof, where the purchase or lease has not been fully disclosed to the Small Business-Cooperative Service (RBS) and received RBS’s prior written approval.

4.                                       Loan funds were not expended to payoff existing indebtedness incurred prior to receipt of the FEDERATED RURAL ELECTRIC’s completed application by the RBS or for refinancing or repaying a loan made under the Rural Electrification Act of 1936, as amended, or a program administered by the Rural Utilities Service.

5.                                       Loan funds were not expended for any electric or telephone purpose, as determined by the RBS.

6.                                       Loan funds were not expended for any community antenna television systems or facilities.

7.                                       Loan funds were not expended for projects located in areas covered by the Coastal Barrier Resources Act (16 U.S.C. 3501 et seq.).

8.                                       The Project did not result primarily in the transfer of any existing employment or business activity from one area to another.

9.                                       Loan funds were not expended for anything other than an approved purpose.

/s/ Robert J. Ferguson	11/14/07
Name and Signature of Authorized	Date
Loan Recipient Official